EXHIBIT 10.27

AMENDMENT NUMBER ONE

TO

THE RETIREMENT PLAN OF THE SBU BANK

1N RSI RETIREMENT TRUST

Pursuant to Section 14.1 of The Retirement Plan of SBU Bank in RSI Retirement Trust (“Plan”), the Plan is amended, effective as of November 1, 2002, unless otherwise specified herein:

1. ARTICLE I - Section 1.6, the definition of “Average Annual Earnings,” shall be amended by adding the following paragraph to the end thereof to read as follows:

Average Annual Earnings shall not include any Compensation received by a Participant after November 1, 2002.

2. ARTICLE I - The following new definition shall be added as Section 1.38 and the former Section 1.38 and all subsequent sections of Article I and all cross-references thereto shall be renumbered accordingly:

1.38 “Plan Freeze Date” shall mean November 1, 2002.

3. ARTICLE I - Section 1.44, prior to its renumbering hereunder, shall be amended by adding the following at the end thereof:

Effective November 1, 2002, in the case of any Participant employed by the Employer on November 1, 2002, this Section shall be applied as if November 1, 2002 is such Participant’s Termination of Service date.

4. ARTICLE II - The Plan History shall be amended by adding the following paragraph at the end thereof to read as follows:

Pursuant to resolutions adopted by the Employer on September 24, 2002, the Plan shall be frozen, effective November 1, 2002 (the “Plan Freeze Date”). Effective as of the Plan Freeze Date, (A) no Employee may commence or recommence participation in the Plan, (B) Average Annual Earnings shall not include any Compensation received by a Participant on or after the Plan Freeze Date, and (C) Credited Service and the accrual of all Participants’ benefits shall cease.

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5. ARTICLE V -Section 5.1 shall be amended by adding the following as a new Section 5.1 (d) to read as follows:

(d)	No Employee shall be eligible to become a Participant in the Plan on or after the Plan Freeze Date.

6. ARTICLE V -Section 5.4 shall be amended by adding the following sentence to the end thereof to read as follows:

However, no Employee or Participant may commence or recommence participation in the Plan on or after the Plan Freeze Date.

7. ARTICLE V -Section 5.5(a) shall be amended by deleting the word “An” in the beginning of such paragraph and by adding the words “Prior to the Plan Freeze Date, an” in lieu thereof.

8. ARTICLE V -Section 5.5(b) shall be amended by deleting the word “Any” in the beginning of such paragraph and by adding the words “Prior to the Plan Freeze Date, any” in lieu thereof.

9. ARTICLE VI - Section 6.2 shall be amended by adding the following new subsection (d) at the end thereof, to read as follows:

(d)	Notwithstanding any other provisions of Section 6.2, a Participants shall not accrue Credited Service for any year or fraction thereof completed after the Plan Freeze Date, including for purposes of section 7.6

IN WITNESS WHEREOF, pursuant to resolutions of the Board of Directors of SBU Bank duly adopted on September 24, 2002, and the authorization contained therein Amendment Number One is hereby executed.

SBU BANK

BY:	/s/ Sandra Wilczynski

Sandra Wilczynski
(Print Name)

Vice President—Human Resources
(Officer Title)

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